Exhibit 99.1

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES FOURTH QUARTER RESULTS

DENVER, CO — (BUSINESS WIRE) — March 16, 2005—Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the year and quarter ended December 31, 2004.

Revenue for the fourth quarter 2004 was $64.5 million, compared to $60.1 million in the third quarter 2004 and $37.5 million in the comparable quarter last year. Net loss to common shareholders for the fourth quarter 2004 was $35.4 million, or $0.87 per share, versus a net loss of $17.2 million, or $0.42 per share, in the third quarter 2004 and a net loss of $10.7 million, or $0.63 per share, in the comparable quarter last year. The company has recast all previously issued results to reflect the 30 non-core communities sold during 2004 or held for sale as of December 31, 2004 as discontinued operations.

Funds from operations (FFO)(1) available to common shareholders for the fourth quarter 2004 was $(13.2) million, or $(0.32) per share, versus FFO of $2.6 million, or $0.06 per share, in the third quarter 2004 and $(1.5) million, or $(0.09) per share, in the comparable quarter last year.

The net loss to common shareholders and FFO in the fourth quarter 2004 included several non-cash and severance charges, including:

•

$3.6 million of retail losses, or $0.09 per share, related to older vacant homes sold during the fourth quarter at discounts to their original costs in order to drive occupancy, help establish and drive our Hispanic marketing initiative and reduce future repairs and maintenance costs in the company’s rental home portfolio,

•

$3.0 million of impairment charges, or $0.07 per share, related to older vacant rental homes the company expects to sell in 2005 at prices less than their carrying value in order to continue to drive occupancy in specific markets and reduce maintenance and repair costs in the company’s rental home portfolio,

•	$0.9 million of goodwill impairment, or $0.02 per share, related to the company’s insurance business,
•	$0.7 million of previously announced severance costs, or $0.02 per share, related to the resignation of the company’s chief operating officer during the fourth quarter,
•	$0.5 million of impairment charges, or $0.01 per share, related to three communities.

In addition, the company incurred significant community property operation expenses related to the cleanup and repair of acquired communities, increased community and home sales staffing requirements, and increased levels of administrative support to improve occupancy in those acquired communities.

Fourth quarter 2004 net loss to common shareholders and FFO included income from discontinued operations totaling $565,000. Net loss to common stockholders also included a $6.3 million loss on the sale of 15 communities during December 2004. This loss on sale is not a component of FFO.

Scott Jackson, chairman and chief executive officer, commented, “While 2004 was a disappointing year, we believe that we have made the necessary changes to move forward. It is our intention to continue to run our company as we had in a manner that was successful for the first nine years of operation. In 2004, we worked to put the company in a position to increase occupancy via an intensified focus on acquired community cleanup, as well as invest in people, processes and training, particularly in our acquired communities.”

“We have established an in-community sales force that is consistently selling homes and leasing inventory. We have positioned our inventory to facilitate conversion of renters to long-term owner residents and fully staffed all of the acquired communities with new or additional management. We invested in our acquired communities to improve their curb appeal and implemented our marketing program focused on the Hispanic customer.”

Mr. Jackson continued, “We have restructured our management in the field and at the corporate level to form the ‘office of the chief operating officer’ to provide for greater focus on individual communities. We are now driving the business with specific business plans for every community, market, district and region. To position ourselves to grow occupancy, we have further strengthened our executive management team by adding chief operating officers for three divisions. This includes; A. sales, inventory and marketing, management, B. community operations and C. consumer finance. We also have added depth at the finance and accounting level with experienced senior level executives. Additionally, we have made substantial progress in completing the capital structure we need to support our business plan and have funding and commitments for $100 million.”

Total portfolio occupancy was 81.5% at December 31, 2004 and “same communities”2 occupancy was 83.0%. Additionally in the fourth quarter, the company had positive occupancy absorption in the Dallas and Atlanta markets. The sequential decrease from the third quarter 2004 was due primarily to the company’s decision to hold homes coming off lease for sale. As of December 31, 2004, the company was holding 920 older vacant homes for sale.

Mr. Jackson concluded, “We believe this management reorganization as well as our approach to selling older, rental homes as they become vacant will maximize long-term occupancy and create more stable cash flows.”

During the fourth quarter 2004, 946 homes were sold, while 348 homes were leased through the lease with an option to purchase program. This compares to 277 homes sold and 36 homes sold through the lease-to-own program in the third quarter 2004. The company made substantially all its sales and leasing activity in 2004 from mid September 2004 through December 31, 2004.

Based on preliminary results for the first quarter 2005, the company has produced positive occupancy increases through February 28, 2005. Occupancy increased to 82.0% compared to 81.5% at December 31, 2004. The increase occurred over a broad range of the company’s markets.

For the twelve months ended December 31, 2004, net loss available to common stockholders was $94.7 million, or a loss of $2.49 per share, as compared to a net loss of $34.4 million, or $2.03 per share for the year-ago period ended December 31, 2003. FFO for the full year 2004 was a deficit of $(23.2) million, or $(0.61) per share.

Capital Structure:

On December 31, 2004, the company had $1,001.6 million of debt, including approximately $28.0 million drawn under its $50.0 million floorplan facility and $51.0 million outstanding on its $85.0 million revolving credit mortgage facility. The weighted average interest rate on the company’s debt was 6.1% (including the impact of the company’s interest rate swaps) and 87% of the company’s debt is not due until 2008 or later (assuming its senior variable rate debt due 2006 is extended in accordance with the terms of the current debt agreement). Fixed rate debt, including variable rate debt hedged by interest rate swaps, amounted to 87% of total debt.

In March 2005, the company secured an additional $100 million in financing commitments, consisting of an unsecured $25 million trust preferred security, and a $75 million lease receivables facility secured by substantially all of the company’s rental homes and the related leases. The $25 million trust preferred security was borrowed in full on March 15, 2005, matures in 30 years and bears interest at 3-month LIBOR plus 3.25%. The lease receivables facility is subject to customary closing conditions and documentation, however there can be no assurance that we will close the facility and fund.

Dividend:

For the fourth quarter 2004, the board of directors declared a $0.3125 common dividend per share. The dividend was paid on January 14, 2005 to shareholders of record on December 31, 2004.

The board of directors also declared a dividend of $0.5156 on each share of its Series A Cumulative Redeemable Preferred Stock and a dividend of $0.39 per unit on its Series B and Series C Preferred Operating Partnership Units. These dividends were paid on January 31, 2005 to shareholders of record on January 15, 2005.

Community Sales:

We sold or held for sale 15 communities in the fourth quarter 2004. In addition, we have identified 14 communities which we intend to offer for sale in 2005, and we may also offer for sale additional communities in 2005. There can be no assurances that any of these contemplated community sales will in fact occur.

Fourth Quarter Conference Call

The company will host a conference call, today, Wednesday, March 16, 2005, at 5:00 PM Eastern. The call will be webcast live over the Internet from the company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call can also be accessed live over the phone by dialing (800) 289-0494 or for international callers by dialing (913) 981-5520.

A replay will be available one hour after the call and can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the password is 8710794. The replay will be available from March 16, 2005, through March 23, 2005 and will also be archived on the company’s website.

(1) As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus income generating real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

(2) “Same Communities” reflects information for all communities owned by us at both January 1, 2003 and December 31, 2004. “Same Communities”, therefore, does not include our Hometown acquisition, the D.A.M. portfolio acquisition or the other communities that we acquired subsequent to January 1, 2003. “Same Communities” also does not include any communities sold or held for sale during 2004 or 2003.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, general risks affecting the real estate industry; the company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and timing with respect thereto; the company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates as well as other risks indicated from time to time in the company’s filings with the Securities and Exchange Commission. The company expressly disclaims any intention or obligation to provide public updates, revisions or amendments to any forward-looking statements that become untrue because of subsequent events.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”) currently owns and operates approximately 64,000 homesites located in approximately 315 communities in 27 states. ARC is a fully integrated, self-administered, self-managed equity real estate investment trust (REIT) focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Denver, CO.

CONTACT:
Affordable Residential Communities Inc.
Lawrence Kreider, Chief Financial Officer
866-847-8931
investor.relations@aboutarc.com
Or
Integrated Corporate Relations, Inc.
Brad Cohen, 203-682-8211

Affordable Residential Communities Inc.

Consolidated Statements of Operations

For the Three Months and Years Ended December 31, 2004 and 2003

(Amounts in Thousands, Except Per Share Information)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue
Rental income	$50,462	$31,692	$187,267	$125,915
Sales of manufactured homes	8,613	1,834	15,221	21,681
Utility and other income	5,348	3,959	20,065	15,599
Net consumer finance interest income	59	—	104	—
Total revenue	64,482	37,485	222,657	163,195
Expenses
Property operations	24,406	12,859	75,150	44,366
Real estate taxes	5,125	2,827	16,621	10,247
Cost of manufactured homes sold	12,203	1,708	18,267	18,357
Retail home sales, finance, insurance and other operations	2,543	424	8,198	7,382
Property management	2,082	1,673	7,127	5,527
General and administrative	5,825	5,101	29,361	16,818
Initial public offering related costs	—	—	4,417	—
Early termination of deb	—	—	16,685	—
Depreciation and amortization	21,196	10,767	72,014	46,467
Real estate and retail home asset impairment	3,591	—	3,591	1,385
Goodwill impairment	863	—	863	—
Interest expense	15,920	14,875	56,892	57,386
Total expenses	93,754	50,234	309,186	207,935
Interest income	(443)	(344)	(1,616)	(1,439)
Net loss before allocation to minority interest	(28,829)	(12,405)	(84,913)	(43,301)
Minority interest	1,429	1,719	5,471	5,983
Loss from continuing operations	(27,400)	(10,686)	(79,442)	(37,318)
Income from discontinued operations	565	(7)	1,915	31
Gain (loss) on sale of discontinued operations	(6,257)	—	(8,549)	3,333
Minority interest in discontinued operations	317	—	383	(466)
Net loss	(32,775)	(10,693)	(85,693)	(34,420)
Preferred stock dividends	(2,578)	—	(8,966)	—
Net loss attributable to common stockholders	$(35,353)	$(10,693)	$(94,659)	$(34,420)
Net loss per share from continuing operations:
Basic loss per share	$(0.74)	$(0.63)	$(2.33)	$(2.20)
Diluted loss per share	$(0.74)	$(0.63)	$(2.33)	$(2.20)
Income (loss) per share from discontinued operations:
Basic income (loss) per share	$(0.13)	$(0.00)	$(0.16)	$0.17
Diluted income (loss) per share	$(0.13)	$(0.00)	$(0.16)	$0.17
Net loss to common stockholders per share:
Basic loss per share	$(0.87)	$(0.63)	$(2.49)	$(2.03)
Diluted loss per share	$(0.87)	$(0.63)	$(2.49)	$(2.03)
Weighted average share / OP unit information:
Common shares outstanding	40,858	16,973	37,967	16,973
Common shares issuable upon exchange of OP units outstanding	4,184	2,726	3,387	2,726
Diluted shares outstanding	45,042	19,699	41,354	19,699

Affordable Residential Communities Inc
Calculation of Funds from Operations
For the Three Months and Years Ended December 31, 2004 and 2003
(Amounts in Thousands, except Per Share Data)

	For Three Months Ended		For Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Reconciliation of FFO:
Loss from continuing operations	$(27,400)	$(10,686)	$(79,442)	$(37,318)
Plus:
Depreciation and amortization	21,196	10,767	72,014	46,467
Income (loss) from discontinued operations	565	(7)	1,915	31
Depreciation and amortization from discontinued operations	171	480	3,134	2,589
Less:
Amortization of loan origination fees	(3,505)	(281)	(5,952)	(3,213)
Depreciation expense on furniture, equipment and vehicles	(614)	(244)	(1,264)	(1,112)
Minority interest portion of FFO reconciling items	(990)	(1,483)	(4,614)	(6,173)
FFO	(10,577)	(1,454)	(14,209)	1,271
Less: preferred stock dividends	(2,578)	—	(8,966)	—
FFO available to common stockholders	(13,155)	(1,454)	(23,175)	1,271
Plus non-recurring charges (a)	—	—	27,914	—
Minority interest portion of non-recurring charges	—	—	(1,844)	—
FFO available to common stockholders excluding non-recurring charges	$(13,155)	$(1,454)	$2,895	$1,271

FFO per share available to common stockholders	$(0.32)	$(0.09)	$(0.61)	$0.07
FFO per share available to common stockholders excluding non-recurring charges	$(0.32)	$(0.09)	$0.08	$0.07
Weighted average share / OP unit information:
Common shares outstanding	40,858	16,973	37,967	16,973
Common shares issuable upon exchange of OP units outstanding	4,184	2,726	3,387	2,726
Diluted shares outstanding	45,042	19,699	41,354	19,699

(a)

Nonrecurring charges of $27.9 million related to the IPO, refinancing transactions and the Hometown acquisition are included in loss before preferred stock dividend for the year ended December 31, 2004.

Affordable Residential Communities Inc
Unaudited Real Estate Net Segment Income
(Amounts in thousands, except homesite data)
	Same Communities (4)		Real Estate Segment (4)
	2004	2003	2004	2003
For the three months ended December 31:
Average total homesites	36,925	36,923	63,661	37,691
Average total rental homes	6,569	5,468	8,312	5,534
Average occupied homesites - homeowners	25,817	28,065	46,267	28,429
Average occupied homesites - rental homes	4,960	4,071	5,955	4,094
Average total occupied homesites	30,777	32,136	52,222	32,523
Average occupancy - rental homes	75.5%	74.5%	71.6%	74.0%
Average occupancy - total	83.4%	87.0%	82.0%	86.3%
For the three months ended December 31:
Real estate revenue
Homeowner rental income	$22,178	$23,277	$38,334	$23,521
Home renter rental income	9,319	7,987	11,090	8,069
Other	122	106	290	102
Rental income	31,619	31,370	49,714	31,692
Utility and other income	3,212	3,343	5,895	3,379
Total real estate revenue	34,831	34,713	55,609	35,071
Real estate expenses
Property operations expenses	$13,450	$12,302	$23,857	$12,471
Real estate taxes	3,165	2,695	5,114	2,746
Total real estate expenses	16,615	14,997	28,971	15,217
Real estate net segment income	$18,216	$19,716	$26,638	$19,854
Average monthly real estate revenue per total occupied homesite (1)	$377	$360	$355	$359
Average monthly homeowner rental income per homeowner occupied homesite (2)	$286	$276	$276	$276
Average monthly real estate revenue per total homesite (3)	$314	$313	$291	$310
As of December 31:
Total communities	196	196	315	199
Total homesites	36,925	36,923	63,661	37,552
Occupied homesites	30,631	31,814	51,913	32,190
Total rental homes owned	6,424	5,492	8,286	5,558
Occupied rental homes	4,924	4,091	6,005	4,114
Occupancy Activity for the three months ended December 31:
Homeowner activity:
Homeowner move ins	40	156	99	160
Homeowner move outs	(436)	(367)	(952)	(397)
Home sales	741	—	946	—
Repossession move outs	(341)	(463)	(546)	(467)
Net homeowner activity	4	(674)	(453)	(704)
Home renter activity:
Home renter move ins	581	1,063	792	1,065
Home renter lease to own move ins	235	—	348	—
Home renter move outs	(1,155)	(994)	(1,378)	(996)
Net home renter activity	(339)	69	(238)	69
Net activity	(335)	(605)	(691)	(635)
The following reconciles the above activity to the period end occupied homesites
Net homeowner activity	4	(674)	(453)	(704)
Occupied homeowner sites, beginning of period	25,703	28,397	46,361	28,780
Occupied homeowner sites, end of period	25,707	27,723	45,908	28,076
Net home renter activity	(339)	69	(238)	69
Occupied home renter sites, beginning of period	5,263	4,022	6,243	4,045
Occupied home renter sites, end of period	4,924	4,091	6,005	4,114
Total occupied homesites, end of period	30,631	31,814	51,913	32,190
Total occupancy percentage	83.0%	86.2%	81.5%	85.7%

(1)	Average monthly real estate revenue per occupied homesite defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.
(2)

Average monthly homeowner rental income per homeowner occupied homesite defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)	Average monthly real estate revenue per total homesite defined as total real estate revenue divided by average total homesites divided by the number of months in the period.
(4)	Real estate segment and homesite data excludes discontinued operations.

Affordable Residential Communities Inc
Unaudited Real Estate Net Segment Income Reconciliation to Net Loss to Common Stockholders
(Amounts in thousands)
	For the Three Months Ended December 31,
	Same Communities (a)		As Reported
	2004	2003	2004	2003
Net segment income:
Real estate	$18,216	$19,716	$26,638	$19,854
Retail home sales and finance	— (b)	— (b)	(6,148)	(403)
Insurance	(325)	38	(325)	38
Corporate and other	40	178	40	178
	17,931	19,932	20,205	19,667
Other expenses:
Property management	1,301 (d)	1,673	2,082	1,673
General and administrative	5,813 (c)	5,101	5,825	5,101
Real estate and retail home sales asset impairment	3,591	—	3,591	—
Goodwill impairment	—	—	863	—
Depreciation and amortization	16,414	10,538	21,196	10,767
Interest expense	9,926	14,702	15,920	14,875
Total other expenses	37,045	32,014	49,477	32,416
Interest income	(443)	(344)	(443)	(344)
Loss before allocation to minority interest	(18,671)	(11,738)	(28,829)	(12,405)
Minority interest	925	1,627	1,429	1,719
Loss from continuing operations	(17,746)	(10,111)	(27,400)	(10,686)
Income (loss) from discontinued operations	—	—	565	(7)
Loss on sale of discontinued operations	—	—	(6,257)	—
Minority interest in discontinued operations	—	—	317	—
Net loss	(17,746)	(10,111)	(32,775)	(10,693)
Preferred stock dividend	—	—	(2,578)	—
Net loss attributable to common stockholders	$(17,746)	$(10,111)	$(35,353)	$(10,693)

(a)

Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2003 and the communities sold or held for sale before December 31, 2004.

(b)

Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

(c)	Excludes amortization of restricted stock of $12 issued in connection with the IPO.
(d)	Excludes property management expenses incurred in connection with the Hometown acquisition.

Affordable Residential Communities Inc
Unaudited Real Estate Net Segment Income
(Amounts in thousands, except homesite data)
	Same Communities (4)		Real Estate Segment (4)
	2004	2003	2004	2003
For the year ended December 31:
Average total homesites	36,925	36,903	58,349	37,316
Average total rental homes	6,299	4,972	7,560	5,183
Average occupied homesites - homeowners	26,699	28,923	43,318	29,281
Average occupied homesites - rental homes	4,545	3,744	5,133	3,695
Average total occupied homesites	31,244	32,667	48,451	32,976
Average occupancy - rental homes	72.2%	75.3%	67.9%	71.3%
Average occupancy - total	84.6%	88.5%	83.0%	88.4%
For the year ended December 31:
Real estate revenue
Homeowner rental income	$90,571	$93,871	$145,839	$94,591
Home renter rental income	35,767	30,894	40,330	31,157
Other	482	171	1,097	167
Rental income	126,820	124,936	187,266	125,915
Utility and other income	13,334	13,387	19,424	13,487
Total real estate revenue	140,154	138,323	206,690	139,402
Real estate expenses
Property operations expenses	$48,530	$44,782	$75,159	$45,181
Real estate taxes	11,766	10,041	16,597	10,137
Total real estate expenses	60,296	54,823	91,756	55,318
Real estate net segment income	$79,858	$83,500	$114,934	$84,084
Average monthly real estate revenue per total occupied homesite (1)	$374	$353	$355	$352
Average monthly homeowner rental income per homeowner occupied homesite (2)	$283	$270	$281	$269
Average monthly real estate revenue per total homesite (3)	$316	$312	$295	$311
As of December 31:
Total communities	196	196	315	199
Total homesites	36,925	36,923	63,661	37,552
Occupied homesites	30,631	31,814	51,913	32,190
Total rental homes owned	6,424	5,492	8,286	5,558
Occupied rental homes	4,924	4,091	6,005	4,114
Occupancy Activity for the year ended December 31:
Homeowner activity:
Homeowner move ins	369	805	542	832
Homeowner move outs	(1,473)	(1,327)	(2,843)	(1,410)
Home sales	964	—	1,341	—
Repossession move outs	(1,423)	(1,850)	(2,067)	(1,868)
Net homeowner activity	(1,563)	(2,372)	(3,027)	(2,446)
Home renter activity:
Home renter move ins	4,491	4,572	5,400	4,582
Home renter lease to own move ins	262	—	386	—
Home renter move outs	(4,288)	(3,483)	(4,859)	(3,491)
Net home renter activity	465	1,089	927	1,091
Acquisitions and other homeowner activity	—	—	20,860	427
Acquisitions and other home renter activity	—	—	971	21
Net activity	(1,098)	(1,283)	19,731	(907)
The following reconciles the above activity to the period end occupied homesites
Net homeowner activity	(1,563)	(2,372)	17,833	(2,019)
Occupied homeowner sites, beginning of period	27,270	30,095	28,075	30,095
Occupied homeowner sites, end of period	25,707	27,723	45,908	28,076
Net home renter activity	465	1,089	1,898	1,112
Occupied home renter sites, beginning of period	4,459	3,002	4,107	3,002
Occupied home renter sites, end of period	4,924	4,091	6,005	4,114
Total occupied homesites, end of period	30,631	31,814	51,913	32,190
Occupancy percentage	83.0%	86.2%	81.5%	85.7%

(1)	Average monthly real estate revenue per occupied homesite defined as total real estate revenue divided by average total occupied homesites divided by the number of months in the period.
(2)

Average monthly homeowner rental income per homeowner occupied homesite defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(3)	Average monthly real estate revenue per total homesite defined as total real estate revenue divided by average total homesites divided by the number of months in the period.
(4)	Real estate segment and homesite data excludes discontinued operations.

Affordable Residential Communities Inc
Unaudited Real Estate Net Segment Income Reconciliation to Net Loss to Common Stockholders
(Amounts in thousands)
	For the Year Ended December 31,
	Same Communities (a)			As Reported
	2004		2003	2004	2003
Net segment income:
Real estate	$79,858		$83,500	$114,934	$84,084
Retail home sales and finance	—	(b)	— (b)	(9,683)	(1,772)
Insurance	(638)		1,071	(638)	1,071
Corporate and other	(192)		(540)	(192)	(540)
	79,028		84,031	104,421	82,843
Other expenses:
Property management	5,685	(d)	5,527	7,127	5,527
General and administrative	19,091	(c)	16,818	29,361	16,818
Initial public offering (“IPO”) related costs	—		—	4,417	—
Early termination of debt	—		—	16,685	—
Real estate and retail home sales asset impairment	3,591		—	3,591	1,385
Goodwill impairment	—		—	863	—
Depreciation and amortization	48,116		45,394	72,014	46,467
Interest expense	41,651		56,521	56,892	57,386
Total other expenses	118,134		124,260	190,950	127,583
Interest income	(1,523	)(e)	(1,439)	(1,616)	(1,439)
Loss before allocation to minority interest	(37,583)		(38,790)	(84,913)	(43,301)
Minority interest	2,190		5,360	5,471	5,983
Loss from continuing operations	(35,393)		(33,430)	(79,442)	(37,318)
Income from discontinued operations	—		—	1,915	31
Gain (loss) on sale of discontinued operations	—		—	(8,549)	3,333
Minority interest in discontinued operations	—		—	383	(466)
Net loss	(35,393)		(33,430)	(85,693)	(34,420)
Preferred stock dividend	—		—	(8,966)	—
Net loss attributable to common stockholders	$(35,393)		$(33,430)	$(85,693)	$(34,420)

(a)

Same communities information excludes results of communities acquired in the Hometown, D.A.M. and other acquisitions after January 1, 2003 and the communities sold or held for sale before December 31, 2004.

(b)

Excludes segment results as a result of the restructuring in September 2003 in which we closed all stand-alone retail stores existing on January 1, 2003 at which time we had no significant in-community sales operations.

(c)	Excludes $10,270 of compensation expense related to stock issued in connection with the IPO.
(d)	Excludes property management expenses incurred in connection with the Hometown acquisition.
(e)	Excludes interest earned on additional cash received in connection with the IPO, the financing transaction and the Hometown acquisition.

Affordable Residential Communities Inc.
Consolidated Balance Sheets
As of December 31, 2004 and 2003
(Amounts in Thousands, Expect Share and Per Share Information)

	As of December 31,
	2004	2003
Assets
Rental and other property, net	$1,532,780	$863,515
Assets held for sale	54,123	44,362
Cash and cash equivalents	39,802	26,626
Restricted cash	—	13,669
Tenant notes and other receivables, net	18,799	8,233
Inventory	11,230	3,878
Loan origination costs, net	14,403	11,921
Loan reserves	31,019	32,414
Goodwill	85,264	86,127
Lease intangibles and customer relationships, net	19,106	10,987
Prepaid expenses and other assets	6,476	24,101
Total assets	$1,813,002	$1,125,833

Liabilities and Stockholders’ Equity
Notes payable and preferred interest	$1,001,622	$773,394
Liabilities related to assets held for sale	29,516	16,938
Accounts payable and accrued expenses	37,877	19,862
Dividends payable	15,505	—
Tenant deposits and other liabilities	12,773	7,655
Total liabilities	1,097,293	817,849

Minority interest	56,662	42,639

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, 5,000,000 shares authorized, 5,000,000 and zero shares issued and outstanding at December 31, 2004 and 2003, respectively; liquidation preference of $25 per share plus accrued but unpaid dividends	119,108	—
Common stock $.01 par value, 100,000,000 shares authorized, 40,874,061 and 16,972,738 shares issued and outstanding and December 31, 2004 and 2003, respectively	409	170
Additional paid-in capital	790,528	378,018
Unearned compensation	(235)	—
Accumulated other comprehensive income	1,208	—
Retained deficit	(251,971)	(112,843)
Total stockholders’ equity	659,047	265,345
Total liabilities and stockholders’ equity	$1,813,002	$1,125,833